Exhibit 99.1

Contact:

Mark Westphal

Senior Vice President and

Chief Financial Officer (952) 258-4000

MICHAEL FOODS REPORTS SECOND QUARTER RESULTS

MINNETONKA, MN, August 9—Michael Foods Group, Inc. today reported financial results for the second quarter of 2013.

Net sales for the quarter ended June 29, 2013 were $464.4 million, compared to $436.7 million in 2012, an increase of 6.3%.  Net earnings for the quarter ended June 29, 2013 were $9.6 million, compared to a loss of $1.7 million in 2012. Net sales for the six months ended June 29, 2013 were $948.6 million, compared to $881.5 million in 2012, an increase of 7.6%.  Net earnings for the six months ended June 29, 2013 were $23.9 million, compared to $7.6 million in 2012.

Earnings before interest, taxes, depreciation, amortization (“EBITDA”) and other adjustments (“adjusted EBITDA,” as defined in the Company’s credit facility) for the quarter ended June 29, 2013 were $59.5 million, compared to $52.7 million in 2012, an increase of 13%. Adjusted EBITDA for the six months ended June 29, 2013 were $126.8 million, compared to $114.5 million in 2012, an increase of 10.7%

“Michael Foods performed well in the second quarter, driven by continued growth in eggs and potatoes, cost favorability across our operations and reduced legal expenses versus year ago.  Cheese and dairy products continue to lag in the face of competitive spending that we are selectively defending.  Our integration of the Primera Foods egg business is going according to our acquisition plan,” said Jim Dwyer, Chairman and CEO.

Michael Foods Group, Inc. uses adjusted EBITDA as a measurement of financial results, as an indication of the relative strength of its operating performance, and to determine incentive compensation levels.  Management believes that EBITDA and adjusted EBITDA provide potential investors with useful information with which to analyze and compare with other companies in our industry our operating performance and our ability to service debt.

Certain items contained in this release may be “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, ability to fund operations, intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and economies in which we operate and other information that is not historical information. When used herein, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release, including the factors described under “Risk Factors” in our 2012 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 22, 2013. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release include changes in domestic and international economic conditions.

Unaudited segment data follows (in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Three months ended June 29, 2013
External net sales	$343,507	$40,008	$80,835	$—	$464,350
Net earnings (loss)	14,259	1,940	2,096	(8,647)	9,648
Adjusted EBITDA	49,012	6,543	6,422	(2,430)	59,547

Three months ended June 30, 2012
External net sales	$310,291	$35,009	$91,361	$—	$436,661
Net earnings (loss)	4,369	256	3,441	(9,772)	(1,706)
Adjusted EBITDA	44,235	4,351	8,851	(4,758)	52,679

Six months ended June 29, 2013
External net sales	$688,828	$81,854	$177,939	$—	$948,621
Net earnings (loss)	30,484	4,788	5,656	(17,037)	23,891
Adjusted EBITDA	101,274	14,687	15,379	(4,552)	126,788

Six months ended June 30, 2012
External net sales	$620,906	$71,829	$188,752	$—	$881,487
Net earnings (loss)	16,763	2,441	7,698	(19,256)	7,646
Adjusted EBITDA	92,348	11,271	18,580	(7,696)	114,503

Beginning January 1, 2013, we changed our retail selling costs allocation methodology between segments.  The allocation impacts the net earnings and adjusted EBITDA reported by each segment.  This change increased the net earnings and adjusted EBITDA for the Cheese and Other Dairy-Case Products segment and decreased the net earnings and adjusted EBITDA for the Egg Products and Refrigerated Potato Products segments.  The amounts for the June 30, 2012 three and six-month periods have been restated to reflect the allocation change.

Adjusted EBITDA is a financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles net earnings (loss) to adjusted EBITDA for the three-month period ended June 29, 2013 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$14,259	$1,940	$2,096	$(8,647)	$9,648
Unrealized loss on currency transactions (a)	530	—	—	—	530
Consolidated net earnings (loss)	14,789	1,940	2,096	(8,647)	10,178
Interest expense	20	63	—	21,346	21,429
Intercompany interest expense (income)	6,643	464	1,012	(8,119)	—
Income tax expense (benefit)	8,026	916	1,108	(4,732)	5,318
Depreciation and amortization	18,715	2,972	1,786	1	23,474
Non-cash and stock option compensation	—	—	—	548	548
Unusual charges (b)	—	—	—	(1,499)	(1,499)
Realized gain upon the disposition of property not in the ordinary course of business	(80)	(283)	—	—	(363)
Equity sponsor management fee	—	—	—	652	652
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	109	—	—	—	109
Unusual gain	(943)	—	—	—	(943)
Unrealized loss on swap contracts	644	—	—	—	644
Intercompany allocation of corporate admin costs	1,089	471	420	(1,980)	—
Adjusted EBITDA, as defined in the credit agreement	$49,012	$6,543	$6,422	$(2,430)	$59,547

(a)	The unrealized loss on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.
(b)	The unusual charges relate to the jury award and subsequent mediated settlement in the National Pasteurized Eggs, Inc. litigation.

The following table reconciles net earnings (loss) to adjusted EBITDA for the three-month period ended June 30, 2012 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$4,369	$256	$3,441	$(9,772)	$(1,706)
Unrealized loss on currency transactions (a)	487	—	—	—	487
Consolidated net earnings (loss)	4,856	256	3,441	(9,772)	(1,219)
Interest expense	178	116	—	22,725	23,019
Intercompany interest expense (income)	7,085	494	1,080	(8,659)	—
Income tax expense (benefit)	2,841	35	1,862	(5,119)	(381)
Depreciation and amortization	20,004	2,817	1,811	1	24,633
Non-cash and stock option compensation	—	—	—	529	529
Unusual charges (b)	—	—	—	5,842	5,842
Equity sponsor management fee	—	—	—	616	616
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries
	139	—	—	—	139
Unrealized gain on swap contracts	(499)	—	—	—	(499)
Intercompany allocation of corporate admin costs	9,631	633	657	(10,921)	—
Adjusted EBITDA, as defined in the credit agreement	$44,235	$4,351	$8,851	$(4,758)	$52,679

(a)	The unrealized loss on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.
(b)	The unusual charges relate to the jury award in the National Pasteurized Eggs, Inc. trial.

The following table reconciles net earnings (loss) to adjusted EBITDA for the six-month period ended June 29, 2013 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$30,484	$4,788	$5,656	$(17,037)	$23,891
Unrealized loss on currency transactions (a)	907	—	—	—	907
Consolidated net earnings (loss)	31,391	4,788	5,656	(17,037)	24,798
Interest expense	121	140	—	43,002	43,263
Intercompany interest expense (income)	13,340	931	2,033	(16,304)	—
Income tax expense (benefit)	16,627	2,242	3,238	(9,802)	12,305
Depreciation and amortization	36,805	5,857	3,550	2	46,214
Non-cash and stock option compensation	—	—	—	1,083	1,083
Unusual charges (b)	—	—	—	(1,342)	(1,342)
Realized gain upon the disposition of property not in the ordinary course of business	(80)	(283)	—	—	(363)
Equity sponsor management fee	—	—	—	1,298	1,298
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	224	—	—	—	224
Unusual gain	(943)	—	—	—	(943)
Unrealized loss on swap contracts	251	—	—	—	251
Intercompany allocation of corporate admin costs	3,538	1,012	902	(5,452)	—
Adjusted EBITDA, as defined in the credit agreement	$101,274	$14,687	$15,379	$(4,552)	$126,788

(a)	The unrealized loss on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.
(b)	The unusual charges relate to the jury award and subsequent mediated settlement in the National Pasteurized Eggs, Inc. litigation.

The following table reconciles net earnings (loss) to adjusted EBITDA for the six-month period ended June 30, 2012 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$16,763	$2,441	$7,698	$(19,256)	$7,646
Unrealized loss on currency transactions (a)	84	—	—	—	84
Consolidated net earnings (loss)	16,847	2,441	7,698	(19,256)	7,730
Interest expense	380	246	—	45,195	45,821
Intercompany interest expense (income)	14,176	989	2,161	(17,326)	—
Income tax expense (benefit)	9,778	1,045	4,148	(10,542)	4,429
Depreciation and amortization	40,022	5,634	3,621	3	49,280
Non-cash and stock option compensation	—	—	—	1,053	1,053
Unusual charges (b)	—	—	—	5,842	5,842
Equity sponsor management fee	—	—	—	1,221	1,221
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries
	286	—	—	—	286
Unrealized gain on swap contracts	(1,159)	—	—	—	(1,159)
Intercompany allocation of corporate admin costs	12,018	916	952	(13,886)	—
Adjusted EBITDA, as defined in the credit agreement	$92,348	$11,271	$18,580	$(7,696)	$114,503

(a)	The unrealized loss on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.
(b)	The unusual charges relate to the jury award in the National Pasteurized Eggs, Inc. trial.

Michael Foods Group, Inc., based in Minnetonka, Minnesota, is a producer and distributor of food products to the foodservice, retail and food-ingredient markets.  Its principal products are egg products, refrigerated potato products, cheese and other dairy-case products.

Consolidated statements of operations are as follows:

Michael Foods Group, Inc.

Consolidated Statements of Operations

For the three and six-month periods ended June 29, 2013 and June 30, 2012

(In thousands)

	Three Months Ended		Six Months Ended
	2013	2012	2013	2012
Net sales	$464,350	$436,661	$948,621	$881,487
Cost of sales	385,806	363,096	783,609	728,521
Gross profit	78,544	73,565	165,012	152,966

Selling, general and administrative expenses	41,348	52,036	83,876	94,716
Operating profit	37,196	21,529	81,136	58,250

Interest expense, net	21,422	22,956	43,245	45,725
Unrealized loss on currency transactions	530	487	907	84
Earnings (loss) before income taxes and equity in losses of unconsolidated subsidiary
	15,244	(1,914)	36,984	12,441

Income tax expense (benefit)	5,318	(381)	12,305	4,429
Equity in losses of unconsolidated subsidiary	278	173	788	366
Net earnings (loss)	$9,648	$(1,706)	$23,891	$7,646

	June 29, 2013	December 29, 2012

Selected Balance Sheet Information:

Cash and equivalents	$33,184	$43,274

Accrued interest	$20,197	$22,920

Long-term debt, including current maturities	$1,196,462	$1,209,403

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08-09-13